UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 8, 2021

(Date of earliest event reported)

FICAAR, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-1144546	58-2634747
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Ave, #1249

New York, NY 10016

(Address of principal executive offices)

(516) 647-5171

(Registrant’s telephone number, including area code)

_________________________________

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered/
Ficaar, Inc. Common Stock	FCAA	OTC Markets: PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2021, FICAAR, Inc. (the “Company”) and Boot Capital LLC (“Boot”) entered into a Securities Purchase Agreement whereby Boot purchased a $252,000 convertible promissory note (the “Note”) and a warrant for the right to purchase an additional 300,000 shares of Company Common Stock, subject to adjustments for anti-dilution. Boot funded the note on October 8, 2021.

The Note has a term of twelve months and matures on the earlier of (i) October 4, 2022; and (ii) the date wherein the Company receives the initial $1,500,000 in a qualified offering pursuant to Regulation A of the Securities Act of 1933, as amended (the "Offering Date"). The Note accrues interest at a rate of 10% per annum, subject to increase to 22% per annum upon and during the occurrence of an event of default. Interest is payable at the Maturity Date.

The Note is convertible at any time after one hundred eighty (180) days, at the holder’s option, into shares of our common stock at a 30% discount to the lowest daily VWAP during the 10-day period immediately preceding conversion. The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

Each Warrant is exercisable beginning 180 days after the date of issuance and expiring on the second anniversary of the date of issuance at an initial exercise price of $0.55 per share. The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and recapitalizations.

Boot has contractually agreed to restrict its ability to exercise the Warrants and convert the Note such that the number of shares of the Company common stock held by Boot and its affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

This summary of the agreement with Boot does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, Note, and Warrant that attached to this Information Statement on Form 8-K and incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit No.	Description
10.1	Boot Capital Securities Purchase Agreement dated October 4, 2021
10.2	Boot Capital Convertible Promissory note dated October 4, 2021
10.3	Boot Capital Warrant dated October 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2021	FICAAR, Inc. By: /s/ Gail Levy Gail Levy, CEO

2